UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2014

JETPAY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35170	90-0632274
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1175 Lancaster Avenue, Suite 200, Berwyn, PA 19312

(Address of Principal Executive Offices) (Zip Code)

(484) 324-7980

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.02 Termination of Material Definitive Agreement

On December 28, 2012, JetPay Corporation (the “Company”) entered into a Secured Convertible Note Agreement (the “Note Agreement”) with Special Opportunities Fund, Inc., R8 Capital Partners, LLC, Bulldog Investors General Partnership, Ira Lubert, Mendota Insurance Company and American Services Insurance Company, Inc. (collectively, the “Note Investors”) pursuant to which, the Company issued $10 million in promissory notes secured by 50% of the Company's ownership of JetPay, LLC. In connection with the Note Agreement, the Company entered into separate Secured Convertible Promissory Notes with each of the Note Investors (the “Notes”). The amounts outstanding under the Notes accrued interest at a rate of 12% per annum. The Notes were set to mature on December 31, 2014.

On December 31, 2014, the Company paid all amounts outstanding under the Notes to the Note Investors and as a result, all of its obligations under the Note Agreement terminated pursuant to its terms. The Notes were repaid using proceeds from the equity issuance described under Item 3.02 below. Following the termination of the Note Agreement, the secured interest in the Company's ownership of JetPay, LLC also terminated.

Item 3.02. Unregistered Sales of Equity Securities

Flexpoint

As previously disclosed, on August 22, 2013, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Flexpoint Fund II, L.P. (“Flexpoint”) pursuant to which the Company agreed to sell to Flexpoint, and Flexpoint agreed to purchase, upon the satisfaction or waiver of certain conditions, up to 133,333 shares of Series A Convertible Preferred Stock, par value $0.001 (“Series A Preferred”) for an aggregate purchase price of up to $40 million. The description of the Securities Purchase Agreement is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which was included in the Company’s Current Report on Form 8-K filed on August 23, 2013.

On December 28, 2014, pursuant to the Securities Purchase Agreement, the Company issued 33,333 shares of Series A Preferred to Flexpoint for an aggregate of $10.0 million. The Company was not able to satisfy one of the conditions to closing of the Series A Preferred Purchase as a result of a previous judgment against it in favor of EarlyBirdCapital, Inc. Although Flexpoint agreed to waive this condition, for any subsequent closing of the Series A Preferred, the Company will need to seek a waiver of the failure of this condition from Flexpoint. The proceeds of this initial $10 million investment were used to redeem Notes on December 31, 2014.

The Series A Preferred is convertible into shares of Common Stock. Any holder of Series A Preferred may at any time convert such holder’s shares of Series A Preferred into that number of shares of Common Stock equal to the number of shares of Series A Preferred being converted multiplied by $300 and divided by the then-applicable conversion price, which initially will be $3.00. If at any time after the issuance, subject to certain exceptions, the Company issues shares of Common Stock or securities convertible or exercisable into Common Stock below the then-applicable conversion price, the conversion price will be adjusted downward as set forth in the Certificate of Designation of Series A Convertible Preferred Stock. The conversion price of the Series A Preferred is also subject to downward adjustment in the case of indemnification claims made by Flexpoint against the Company pursuant to the Securities Purchase Agreement. Additionally, the holders of a majority of the outstanding shares of Series A Preferred can elect to force conversion of all outstanding shares of Series A Preferred by providing written notice to the Company of such election.

Based upon certain representations of Flexpoint made in the Securities Purchase Agreement, the issuance of the Series A Preferred to Flexpoint was consummated in reliance upon Rule 506 of Regulation D of the Securities Act of 1933, as amended.

Wellington

As previously disclosed, on May 1, 2014, the Company entered into a Securities Purchase Agreement with Ithan Creek Master Investors (Cayman) L.P. (“Wellington”) pursuant to which the Company agreed to sell to Wellington, upon the satisfaction of certain conditions, up to 9,000 shares of Series A-1 Convertible Preferred Stock, par value $0.001 (“Series A-1 Preferred”) for an aggregate purchase price of up to $2,700,000. The description of the Securities Purchase Agreement is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which was included in the Company’s Current Report on Form 8-K filed on May 7, 2014.

Following the initial purchase and sale of 2,250 shares of Series A-1 Preferred on May 1, 2014, at any time when Flexpoint purchases Series A Preferred Stock, Wellington will have the option, but not the obligation, to purchase up to the number of shares of Series A-1 Preferred equal to 6.75% of the number of shares of Series A Preferred purchased by Flexpoint. All shares of Series A-1 Preferred have a purchase price of $300 per share.

On December 31, 2014, as a result of the purchase by Flexpoint of $10.0 million of Series A Preferred on December 28, 2014, Wellington exercised its option to purchase an additional 2,250 shares of Series A-1 Preferred for an aggregate of $675,000, which amount represented 6.75% of the Flexpoint’s purchase on December 28, 2014. The proceeds of this investment will be used for general corporate purposes.

The Series A-1 Preferred is convertible into shares of Common Stock. Any holder of Series A-1 Preferred may at any time convert such holder’s shares of Series A-1 Preferred into that number of shares of Common Stock equal to the number of shares of Series A-1 Preferred being converted multiplied by $300 and divided by the then-applicable conversion price, which initially will be $3.00. If at any time after the issuance, subject to certain exceptions, the Company issues shares of Common Stock or securities convertible or exercisable into Common Stock below the then-applicable conversion price, the conversion price will be adjusted downward as set forth in the Certificate of Designation of Series A-1 Convertible Preferred Stock. The conversion price of the Series A-1 Preferred is also subject to downward adjustment in the case of indemnification claims made by Wellington against the Company pursuant to the Securities Purchase Agreement. Additionally, the holders of a majority of the outstanding shares of Series A-1 Preferred can elect to force conversion of all outstanding shares of Series A-1 Preferred by providing written notice to the Company of such election.

Based upon certain representations of Wellington made in the Securities Purchase Agreement, the issuance of the Series A-1 Preferred to Wellington was consummated in reliance upon Rule 506 of Regulation D of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2015
JETPAY CORPORATION

	By:	/s/ Gregory M. Krzemien
Name: Gregory M. Krzemien
Title: Chief Financial Officer